Exhibit 10.3

275 WYMAN LLC

225 Wyman Street

TERMINATION AGREEMENT

STORAGENETWORKS, INC.

Termination Agreement dated as of July 17, 2003 between 275 Wyman LLC, (“Landlord”) and StorageNetworks, Inc. (“Tenant”).

Background

Reference is made to a lease dated July 31, 2000 from Landlord to Tenant for certain premises totaling approximately 134,876 square feet of Rentable Floor Area of office space and approximately 7,750 square feet of Rentable Floor Area of storage space to be delivered in three phases: (1) Area A, (2) Area B, Storage Space B and (3) Area C, Storage Space C (the “Original Premises”) in the building at 225 Wyman Street, Waltham, MA (the “Building”), and as amended by the First Amendment to Lease dated July 11, 2002 (the “Lease”) thereby reducing the Original Premises of the Lease by approximately 22,581 square feet of Rentable Floor Area of office space, Area C, and 2,937 rentable square feet of storage space, Storage Space C, (the “Surrendered Premises”, as shown in Exhibit A attached to the First Amendment to Lease), to approximately 112,295 rentable square feet of office space, and 4,813 rentable square feet of storage space (the “Reduced Premises”). Capitalized terms used and not defined herein shall have the same meaning given in the Lease.

The Term of the Lease is currently scheduled to expire on December 31, 2010.

Agreement

In consideration of the mutual covenants herein contained, Landlord and Tenant hereby agree and confirm the following:

1. The Term of the Lease shall expire at 12 midnight on July 31, 2003, (the “Termination Date”), as though such date were the Term Expiration Date originally set forth in Section 1.1 of the Lease, and Tenant shall pay all Annual Fixed Rent and Additional Charges for the Reduced Premises through July 31, 2003.

2. Tenant shall have a temporary license to continue to occupy the Reduced Premises from the Termination Date until August 31, 2003 without payment of rent (including rent for operating expenses and taxes) but upon and subject to all of the other terms and provisions of the Lease (including the obligation to pay for electricity and any other utilities consumed by Tenant). No later than August 31, 2003, Tenant shall vacate and surrender the Reduced Premises to Landlord in the condition required under Section 5.10 of the Lease (except with respect to the furniture, fixtures, equipment and Tenant Improvements as set forth in Section 4 below), provided, however, that Tenant shall be under no obligation to repair or restore the Reduced Premises as contemplated by Section 5.10 of the Lease other than the repair of damage to the Reduced Premises resulting from an act or omission of Tenant or its employees, agents or contractors after an inspection of the Reduced Premises conducted by the Landlord prior to the execution of this Termination Agreement. Any failure of Tenant to so vacate and surrender the Reduced Premises in their entirety on or before August 31, 2003 shall be subject to provisions of Section 8.1 of the Lease with holdover rent (but only for such period from and after August 31, 2003) equal to 150% of the “Monthly Fixed Rent” due at the expiration of the Term (such “Monthly Fixed Rent” being deemed to be the Fixed Rent in effect for the month of July, 2003). Notwithstanding the establishment of any holdover tenancy, if Tenant fails to vacate the Reduced Premises on or before August 31, 2003 as required herein, Tenant shall save Landlord harmless and indemnified against any claim, loss, damage, cost or expense (including reasonable attorneys’ fees and disbursements) arising out of Tenant’s failure by August 31, 2003 to vacate the Reduced Premises (or any portion thereof).

3. In consideration of Landlord’s agreement to the early termination of the Lease, subject to the provisions of Section 6 and 10 hereof, simultaneous with the full execution of this Termination Agreement: (a) the Landlord shall deliver to the Escrow Agent (as defined below) the undrawn original outstanding letters of credit issued for its benefit pursuant to the terms of the Lease by Fleet National Bank, letters of credit numbers MS1227623 and MS1227650, totaling $8,500,000 (collectively, the “Letters of Credit”); and (b) the Tenant shall transfer to the Escrow Agent (as defined below) by wire transfer of immediately available funds the amount of $8,000,000.00 (Eight Million) Dollars (the “Termination Fee”).

4. In addition, and as further consideration for the early termination of the Lease, on the Termination Date the Tenant shall convey to Landlord all of its right, title and interest in all furniture, fixtures, equipment and Tenant Improvements set forth on the Inventory attached hereto as Exhibit A, within the Original and Reduced Premises in “as is, where is” condition without any representation or warranty except as provided in the last sentence of this Section 4, and the same shall become, on the Termination Date, immediately and without further action, the sole and exclusive property of Landlord, Tenant hereby irrevocably waiving all rights and claims therein and thereto, provided that Tenant shall have the right to use such furniture, fixtures, equipment and Tenant Improvements until August 31, 2003 or such earlier date as Tenant shall vacate and surrender the Reduced Premises to Landlord. Tenant warrants and represents that such furniture, fixtures, equipment and Tenant Improvements are owned by Tenant free and clear of any liens, encumbrances or security interests.

5. Except for the Landlord’s and Tenant’s obligations under this agreement, Landlord and Tenant hereby release and forever discharge the other and their respective present and former agents, employees, legal representatives, affiliates, subsidiaries, directors and officers, and each of their predecessors, successors and assigns (the “Releasees”) from any and all claims, obligations, liabilities and responsibilities any of the Releasees now has or hereafter may have against the other, whether known or unknown, arising out of the Lease or relating to the Premises. Notwithstanding the foregoing, the provisions of Section 5.2 of the Lease shall survive the termination of the Lease.

6. Tenant hereby acknowledges that this Termination Agreement is subject to and contingent upon Landlord’s mortgagee executing and delivering an original signed consent in form and substance reasonably satisfactory to the Tenant (the “Consent”) on or before July 25, 2003 at 5 p.m. EST. If the Escrow Agent (as defined below) fails to receive an originally executed Consent from the mortgagee on or prior to July 25, 2003 at 5 p.m. EST, this Termination Agreement shall be null and void and of no further force or effect, the property held in escrow will be distributed in accordance with Section 10 hereof, and the Lease shall continue in full fore and effect, all rights therein being reserved.

7. Tenant represents and warrants to Landlord that it has full right and authority to execute this Termination Agreement, and that (i) its current assets exceed its liabilities and (ii) is generally able to pay its obligations as they may come due. Furthermore, Tenant represents and warrants that consummation of the transaction contemplated herein will not render Tenant insolvent. Tenant represents and warrants to Landlord that other than The Columbia Group (whose fees are being paid directly by the Tenant), it has not dealt with any broker in connection with this transaction and Tenant shall save Landlord harmless and indemnified against any claim, loss, damage, cost or expense (including reasonable attorneys’ fees and disbursements) arising out of any actual or alleged dealings by Tenant with any broker.

8. Additional representations and warranties.

a) Landlord and Tenant represent and warrant to each other that they are duly organized, validly existing under the laws of the jurisdiction of their organization, that they have the limited liability company or corporate power and authority, as applicable, to enter into this Termination Agreement and that the Termination Agreement will be binding and enforceable against the Landlord and the Tenant in accordance with its terms.

b) Landlord and Tenant represent and warrant to each other that other than the consent from the mortgagee contemplated by Section 6 above, no other consents, waivers or authorizations are required to consummate the transaction contemplated by this Termination Agreement.

c) Landlord represents and warrants to the Tenant that it is solvent and that the entering into and performance of the Termination Agreement will not render the Landlord insolvent.

d) The Lease has not been amended other than the First Amendment to Lease dated July 11, 2002.

e) All rent is paid in full through July 31, 2003, including all additional rent.

f) Neither the Tenant nor the Landlord has any knowledge of (1) the existence of hazardous materials on the Premises in violation of the terms of the Lease, or (2) any release of any hazardous materials on the Premises.

g) To the best of the Tenant’s and Landlord’s knowledge, there are no uncured defaults on the part of either party under the Lease.

h) Landlord represents and warrants to Tenant that it has not dealt with any broker in connection with this transaction and Landlord shall save Tenant harmless and indemnified against any claim, loss, damage, cost or expense (including reasonable attorneys’ fees and disbursements) arising out of any actual or alleged dealings by Landlord with any broker.

9. Miscellaneous.

This Termination Agreement shall be deemed to have been executed and delivered within The Commonwealth of Massachusetts, and the rights and obligations of Landlord and Tenant shall be construed and enforced in accordance with, and governed by, the laws of The Commonwealth of Massachusetts. Upon becoming effective, the Termination Agreement is binding upon and shall inure to the benefit of the Landlord and Tenant, their respective agents, employees, representatives, officers, directors, divisions, limited and general partners, members, managers, subsidiaries, affiliates, assigns, successors-in-interest and shareholders. Each party has cooperated in the drafting and preparation of this Termination Agreement and, therefore, in any construction to be made of this

Termination Agreement, the same shall not be construed against either party. This Termination Agreement may be executed in counterparts, and when both Landlord and Tenant have signed and delivered at least one such counterpart, each counterpart shall be deemed an original, and, when taken together with other signed counterparts, shall constitute one Termination Agreement, which shall be binding upon and effective as to Landlord and Tenant. Delivery of an executed signature page of this Termination Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

10. Escrow.

The parties acknowledge that the following are being delivered into escrow on the date hereof with Fidelity National Title Insurance Company, Attention: Toni Mitchell, Esq., 133 Federal Street, Boston, Massachusetts 02110 (Telephone (617) 350-8828) (“Escrow Agent”):

1) the Letters of Credit; and

2) the Termination Fee.

If on or before 5:00 p.m. EST on July 25, 2003, the Escrow Agent has received (a) an originally executed Consent and (b) written acknowledgement from the Tenant stating that the Consent is satisfactory (the “Acknowledgement”)            , the Escrow Agent is hereby expressly authorized to, and shall, without consent or further instruction from any other party, on the next business day following the receipt of the Consent and the Acknowledgement, do the following:

a) deliver the Termination Fee to the Landlord; and

b) deliver the Letters of Credit and an originally executed Consent to the Tenant.

If an originally executed Consent and Acknowledgement are not delivered to the Escrow Agent by July 25, 2003 at 5 p.m. EST, the Escrow Agent is hereby expressly authorized to, and shall, without consent or further instruction from any other party, on July 28, 2003, do the following:

a) return the Letters of Credit to the Landlord; and

b) return the Termination Fee to the Tenant.

If for any reason an originally executed Consent is not received by the Escrow Agent by July 25, 2003 at 5 p.m. EST, the property in escrow will be returned as set forth above, this Termination Agreement shall be void ab initio, and the parties shall be restored to their respective positions as if this Termination Agreement had never been entered into.

Executed as a sealed Massachusetts instrument as of the date first written above.

LANDLORD:

275 WYMAN LLC

By: /s/ THOMAS M. DUSEL

Thomas M. Dusel

Manager

TENANT:

STORAGENETWORKS, INC.,

By: /S/ DEAN J. BREDA

Name: Dean J. Breda

Title: President or Vice President

By: /s/ PAUL C. FLANAGAN

Name: Paul C. Flanagan

Title: Treasurer or Assistant Treasurer

JOINDER BY ESCROW AGENT

Escrow Agent has executed this Termination Agreement solely for the purpose of confirming that Escrow Agent will comply with the provisions of Section 10 of this Termination Agreement. Escrow Agent agrees that all costs, expenses, fees and other amounts payable to Escrow Agent in connection with this Termination Agreement shall be paid by Tenant, at its sole cost and expense, and neither Landlord nor any of its agents assumes any responsibility for the payment of such costs, expenses, fees or other amounts payable to Escrow Agent.

FIDELITY NATIONAL TITLE INSURANCE COMPANY

By:	/s/ TONI MITCHELL
Name: Title:	Toni Mitchell VP

Date executed by Escrow Agent:

7/17/03

AMENDMENT TO TERMINATION AGREEMENT

This Amendment to Termination Agreement (the “Amendment”) is entered into as of July 25, 2003 by and between 275 Wyman LLC (“Landlord”) and StorageNetworks, Inc. (“Tenant”).

WHEREAS, Landlord and Tenant are parties to a Termination Agreement dated as of July 17, 2003 relating to the lease dated July 21, 2000 from Landlord to Tenant (the “Termination Agreement”). All capitalized terms used herein and not otherwise defined shall have the meaning ascribed to them in the Termination Agreement; and

WHEREAS, Landlord and Tenant desire to amend certain provisions of the Termination Agreement as provided herein.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant hereby agree as follows:

1.	Each reference to “July 25, 2003” contained in Section 6 and 10 of the Termination Agreement is hereby changed to “July 28, 2003” and the reference to “July 28, 2003” in Section 10 thereof is hereby changed to “July 29, 2003.”

2.	Except as amended hereby, the Termination Agreement shall remain in full force and effect in accordance with its terms.

Executed as a sealed Massachusetts instrument as of the date first written above.

LANDLORD 275 WYMAN LLC		TENANT STORAGENETWORKS, INC.

By:	/s/ THOMAS M. DUSEL	By:	/s/ DEAN J. BREDA
Name: Title:	Thomas M. Dusel Manager	Name: Title:	Dean J. Breda VP and General Counsel

		By:	/s/ PAUL C. FLANAGAN
		Name: Title:	Paul C. Flanagan Treasurer

ESCROW AGENT ACKNOWLEDGEMENT

Fidelity National Title Insurance Company, the Escrow Agent under the Agreement, hereby acknowledges its receipt of this Amendment and the changes to the Agreement affected pursuant hereto.

FIDELITY NATIONAL TITLE INSURANCE COMPANY

By:	/s/ TONI MITCHELL
Name: Title:	Toni Mitchell VP

SECOND AMENDMENT TO TERMINATION AGREEMENT

This Second Amendment to Termination Agreement (the “Amendment”) is entered into as of July 25, 2003 by and between 275 Wyman LLC (“Landlord”) and StorageNetworks, Inc. (“Tenant”).

WHEREAS, Landlord and Tenant are parties to a Termination Agreement dated as of July 17, 2003, as amended by the Amendment to Termination Agreement dated July 25, 2003, relating to the lease dated July 21, 2000 from Landlord to Tenant (as amended, the “Termination Agreement”). All capitalized terms used herein and not otherwise defined shall have the meaning ascribed to them in the Termination Agreement; and

WHEREAS, Landlord and Tenant desire to amend certain provisions of the Termination Agreement as provided herein.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant hereby agree as follows:

3. Section 6 of the Termination Agreement is amended and restated in its entirety as follows:

“Tenant hereby acknowledges that this Termination Agreement is subject to and contingent upon Landlord’s mortgagee executing and delivering a signed consent in form and substance reasonably satisfactory to the Tenant (the “Consent”) on or before July 28, 2003 at 5 p.m. EST. If the Escrow Agent (as defined below) fails to receive an executed Consent from the mortgagee on or prior to July 28, 2003 at 5 p.m. EST, and an originally executed Consent by 2:00 p.m. by July 29, 2003, this Termination Agreement shall be null and void and of no further force or effect, the property held in escrow will be distributed in accordance with Section 10 hereof, and the Lease shall continue in full force and effect, all rights therein being reserved.”

2. Section 10 of the Termination Agreement is amended as follows:

A. In the second paragraph of Section 10, the phrase “(a) an originally executed Consent” is replaced in its entirety by the phrase “(a) an executed Consent”;

B. following the second occurrence of the phrase “Escrow Agent” in the second paragraph of Section 10, insert the phrase “upon receipt of an originally executed Consent,”;

C. In the third paragraph of Section 10, the word “originally” is hereby deleted; and

D. The reference in the final paragraph of Section 10 to “July 28, 2003 at 5:00 p.m.” is hereby replaced with “July 29, 2003 at 2:00 p.m.”.

4. Except as amended hereby, the Termination Agreement shall remain in full force and effect in accordance with its terms.

Executed as a sealed Massachusetts instrument as of the date first written above.

LANDLORD 275 WYMAN LLC		TENANT STORAGENETWORKS, INC.

By:	/s/ RICHARD D. RUDMAN	By:	/s/ DEAN J. BREDA
Name: Title:	Richard D. Rudman Its Attorney	Name: Title:	Dean J. Breda Vice President

		By:	/s/ PAUL C. FLANAGAN
		Name: Title:	Paul C. Flanagan Treasurer

ESCROW AGENT ACKNOWLEDGEMENT

Fidelity National Title Insurance Company, the Escrow Agent under the Agreement, hereby acknowledges its receipt of this Amendment and the changes to the Agreement affected pursuant hereto.

FIDELITY NATIONAL TITLE INSURANCE COMPANY

By:	/s/ TONI MITCHELL
Name: Title:	Toni Mitchell VP